Exhibit 99.1

QR Energy Announces Third Quarter 2014 Results and Provides

Merger Update

HOUSTON, TX—(BUSINESS WIRE – November 4, 2014) – QR Energy, LP ( “QR Energy” or the “Partnership”) (NYSE: QRE) announced today its operating and financial results for the third quarter of 2014 and provided an update on its pending merger with Breitburn Energy Partners LP (“Breitburn”) (Nasdaq:BBEP).

Highlights for the Third Quarter 2014

•	Revenue was $130.2 million, Adjusted EBITDA was $71.4 million, and Distributable Cash Flow was $36.6 million for the third quarter of 2014

•	Average production of 20,859 Boe per day, comprised of approximately 70% crude oil and natural gas liquids, in-line with stated guidance, and up 3% from the second quarter of 2014

•	Distribution coverage ratio of 1.1x

•	As previously announced on July 24, 2014, QR Energy and Breitburn signed a definitive merger agreement pursuant to which Breitburn will acquire QR Energy in a unit-for-unit exchange, including QR Energy’s existing net debt and the outstanding Class C Convertible Preferred Units. The transaction is subject to customary closing conditions, including the approval of QR Energy unitholders at a special meeting to be held on November 18, 2014, and is expected to close in late 2014.

Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are non-GAAP measures. Please see the definitions of these measures and the reconciliation to the most comparable measures calculated in accordance with GAAP in the “Non-GAAP Reconciliation” section of this press release.

Chief Executive Officer Alan L. Smith commented, “I am very pleased with our third quarter financial and operational performance. Our employees did an excellent job staying focused and executing our capital program given the pending merger with Breitburn. We continue to be very excited about the combination of two great upstream master limited partnerships and encourage our unitholders to vote in favor of the transaction on or before our special meeting date. The combined company will be a stronger, more diversified upstream MLP, operated by an engineering-centric management team committed to owning the right kind of assets. Upon the close of the merger, it is anticipated that QR Energy unitholders will receive an approximate 5% annual distribution increase.”

Results for the Third Quarter 2014

•	Realized prices excluding commodity derivatives were $93.40 per barrel of oil, $4.06 per Mcf of natural gas and $34.93 per barrel of NGLs; Realized prices including commodity derivatives were $93.32 per barrel of oil and $5.69 per Mcf of natural gas

•	Oil and natural gas production was 84% hedged with average hedge prices of $96.36 per barrel of oil and $6.06 per mmbtu of natural gas; NGLs are not currently hedged

•	Lease operating expenses were $22.61 per Boe and in-line with stated guidance range of $21.00 to $23.00 per Boe

•	Cash general and administrative expenses were $7.8 million, below the stated guidance range of $8.0 to $9.0 million

•	Total capital expenditures were $63.2 million; maintenance capital remained unchanged at $18 million

Merger Update

On October 17, 2014, QR Energy announced a special meeting of unitholders in connection with the proposed merger with Breitburn to be held on November 18, 2014 at 2:00 p.m. Central Time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, TX 77010. At the special meeting, QR Energy unitholders will meet for the following purposes: (i) to consider and vote on the adoption of the previously announced Agreement and Plan of Merger, dated as of July 23, 2014, by and among QR Energy, Breitburn, and various of their respective affiliates; (ii) to consider and vote on an advisory, non-binding basis to approve the merger-related compensation payments that may become payable to the Partnership’s named executive officers in connection with the merger; and (iii) to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

QR Energy unitholders of record at the close of business on October 13, 2014, will be entitled to vote at the special meeting.

Commodity Derivatives

As of November 4, 2014, the notional volumes and prices of QR Energy’s commodity derivative contracts were as follows:

	Crude Oil
Term	Index	Swaps Bbls/d	Average Price ($/Bbl)	Collars Bbls/d	Floor Price ($/Bbl)	Ceiling Price ($/Bbl)	WTS/WTI Basis Swaps Bbl/d	Avg. Discount to NYMEX-WTI ($/Bbl)
4Q14	WTI	6,709	$95.30	425	$90.00	$106.50	2,400	($2.10)
4Q14	LLS	3,000	$99.62	—	—	—	—	—
2015	WTI	7,356	$93.74	1,025	$90.00	$110.00	—	—
2016	WTI	6,293	$90.03	1,500	$80.00	$102.00	—	—
2017	WTI	5,547	$86.23	—	—	—	—	—

Note: “WTI” is West Texas Intermediate crude oil; “LLS” is Louisiana Light Sweet crude oil; “WTS” is West Texas Sour crude oil.

	Natural Gas
Term	Index	Swaps MMBtu/d	Average Price ($/MMBtu)	Collars MMBtu/d	Floor Price ($/MMBtu)	Ceiling Price ($/MMBtu)	Puts MMBtu/d	Average Price ($/MMBtu)	Basis Swaps MMBtu/d	Avg. Discount to NYMEX - HHub ($/MMBtu)
4Q14	Henry Hub	25,300	$6.13	4,966	$5.74	$7.51	—	—	17,046	($0.19)
2015	Henry Hub	7,191	$5.34	18,000	$5.00	$7.48	420	$4.00	14,400	($0.19)
2016	Henry Hub	11,350	$4.27	630	$4.00	$5.55	11,350	$4.00	—	—
2017	Henry Hub	10,445	$4.47	595	$4.00	$6.15	10,445	$4.00	—	—

Selected Operating Data

	Three months ended September 30, 2014	Three months ended June 30, 2014	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Production data:
Oil (MBbls)	1,104	1,072	3,184	2,777
Natural gas (MMcf)	3,495	3,259	9,598	8,776
NGLs (MBbls)	232	229	680	592

Total production (MBoe)	1,919	1,844	5,464	4,832
Production by area (Boed):
Permian Basin	6,099	6,076	5,955	6,071
Ark-La-Tex	9,736	8,938	8,953	6,554
Mid-Continent	1,252	1,179	1,193	1,421
Gulf Coast	3,696	3,986	3,837	3,572
Michigan	76	85	77	82

Average daily production (Boed)	20,859	20,264	20,015	17,700
Prices:
Average NYMEX:
Crude oil (per Bbl)	$97.60	$103.06	$99.76	$98.17
Natural gas (per Mcf)	$3.94	$4.59	$4.55	$3.69
Average realized including commodity derivatives:
Crude Oil (per Bbl)	$93.32	$93.76	$93.44	$98.73
Natural gas (per Mcf)	$5.69	$5.84	$5.89	$5.99
NGLs (per Bbl)	$34.93	$34.56	$35.01	$35.74
Average realized excluding commodity derivatives:
Crude oil (per Bbl)	$93.40	$98.61	$95.90	$100.23
Natural gas (per Mcf)	$4.06	$4.61	$4.48	$3.62
NGLs (per Bbl)	$34.93	$34.56	$35.01	$35.74

Please see the financial statements and related footnotes in QR Energy’s 10-Q, as filed with the SEC.

Consolidated Statements of Operations

	Three months ended September 30, 2014	Three months ended June 30, 2014	Nine months ended September 30, 2014	Nine months ended September 30, 2013
	(In thousands)
Revenues:
Oil sales	$103,118	$105,706	$305,340	$278,327
Natural gas sales	14,180	15,018	43,038	31,798
NGLs sales	8,104	7,915	23,810	21,159
Disposal, processing and other	4,786	4,667	13,929	5,039

Total Revenue	130,188	133,306	386,117	336,323

Operating Expenses:
Lease operating expenses	43,379	40,999	122,478	104,953
Production and other taxes	7,505	8,360	23,520	22,573
Processing and transportation	1,067	1,032	2,969	2,142

Total production expenses	51,951	50,391	148,967	129,668
Disposal and related expenses	3,942	3,714	11,650	2,825
Depreciation, depletion and amortization	32,611	30,756	93,203	85,496
Accretion of asset retirement obligations	2,221	2,179	6,534	5,411
General and administrative and other	10,203	9,461	29,819	31,398
Acquisition and transaction costs	4,136	651	8,442	1,055

Total operating expenses	105,064	97,152	298,615	255,853

Operating income	25,124	36,154	87,502	80,470
Other income (expense):
Gain (loss) on commodity derivative contracts, net	70,231	(65,757)	(18,691)	(11,860)
Gain/(loss) on Deferred Class B unit obligation	18,855	(6,732)	6,883	—
Interest expense, net	(11,749)	(14,449)	(38,418)	(35,947)
Other income, net	279	141	520	1,373

Total other income (expense), net	77,616	(86,797)	(49,706)	(46,434)

Income (loss) before income taxes	102,740	(50,643)	37,796	34,036
Income tax benefit (expense)	(274)	(257)	(626)	(93)
Net income (loss)	$102,466	$(50,900)	$37,170	$33,943

Less: Net income attributable to noncontrolling interest	$369	$454	$1,037	$222
Net income (loss) attributable to QR Energy, LP	$102,097	$(51,354)	$36,133	$33,721

Net income (loss) per common unit	$1.52	$(1.05)	$(2.35)	$0.01
Adjusted EBITDA	$71,431	$69,567	$205,799	$193,368
Distributable Cash Flow	$36,612	$34,856	$102,381	$94,492

Note: Please see the financial statements and related footnotes in QR Energy’s 10-Q, as filed with the SEC. Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. Please see the definitions of these measures and the reconciliation to the most comparable measures calculated in accordance with GAAP in the “Non-GAAP Reconciliation” section of this press release.

Consolidated Balance Sheet

September 30, 2014
(In thousands)
ASSETS
Current assets:
Total current assets	$104,620
Noncurrent assets:
Total property and equipment, net	1,702,714
Derivative instruments	29,681
Other assets	57,844

Total noncurrent assets	1,790,239

Total assets	$1,894,859

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Total current liabilities	$101,469
Noncurrent liabilities:
Long-term debt	1,051,981
Deferred Class B unit obligation	134,894
Derivative instruments	5,283
Asset retirement obligations	159,543
Other liabilities	10,035
Deferred taxes	2,154

Total noncurrent liabilities	1,363,890
Partners’ capital:
Total QR Energy, LP partners’ capital	419,956
Noncontrolling interest	9,544

Total liabilities and partners’ capital	$1,894,859

Note: Please see the financial statements and related footnotes in QR Energy’s 10-Q, as filed with the SEC.

Non-GAAP Reconciliation

QR Energy defines Adjusted EBITDA as net income from which it adds or subtracts net interest expense (including gains and losses on interest rate derivative contracts), depreciation, depletion and amortization, accretion of asset retirement obligations, gains or losses due to effects of change in prices on natural gas imbalances, net gains or losses on commodity derivative contracts, net cash received or paid on the settlement of commodity derivative contracts, income tax expense or benefit, other income or expense, interest expense, impairments, non-cash general and administrative expense and acquisition and transaction costs, non-cash pension and postretirement expense or credit, and beginning with the third quarter 2013, noncontrolling interest amounts attributable to each of these items, which revert the calculation back to the Adjusted EBITDA attributable to QR Energy. Prior period results have been revised to conform to the current presentation.

QR Energy defines Distributable Cash Flow as Adjusted EBITDA less cash interest expense (including cash received or paid on interest rate derivative contracts), distributions on its preferred units, payments to its general partner in respect of its management incentive fee, or cash distributions made, to the general partner prior to the consummation of the GP Buyout Transaction, unless such payments relate to management incentive fees earned in prior periods, and estimated maintenance capital expenditures, which is calculated based on our estimate of the capital required to maintain QR Energy’s current production for five years, on average. This estimate is made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will impact our business.

QR Energy defines the Distribution Coverage Ratio for a given quarter as the ratio of Distributable Cash Flow per outstanding unit (including general partner units and Class B units and excluding preferred units) to the actual cash distribution payable per outstanding unit (including general partner units and Class B units and excluding preferred units). Holders of the preferred units may elect to convert the preferred units into common units at any time after October 3, 2013, or sooner upon QR Energy’s achievement of certain trading price criteria. Please see QR Energy’s 10-K for a more fulsome description of the terms of the preferred units.

Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are used by management of QR Energy to provide additional information related to the performance of QR Energy’s business. Adjusted EBITDA provides information about the cash flow generated by our assets, without regard to financing methods or historical cost basis and the ability of our assets to generate sufficient cash to pay interest costs and support our indebtedness. Distributable Cash Flow and the Distribution Coverage Ratio provide information comparing cash flows generated by us to cash distributions we expect to pay to our unitholders and indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. In addition, Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are quantitative standards used by external users of our financial statements such as investors, research analysts and others to assess QR Energy’s performance and liquidity without regard to capital structure. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are not presentations made in accordance with GAAP. Because Adjusted EBITDA, Distributable Cash Flow and the Distribution

Coverage Ratio exclude some, but not all, items that affect net income and are defined differently by different companies in our industry, our definitions may not be comparable to similarly titled measures of other companies. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio have important limitations as analytical tools, and you should not consider them in isolation, or as a substitute for net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

	Three months ended September 30, 2014	Three months ended June 30, 2014	Nine months ended September 30, 2014	Nine months ended September 30, 2013
	(In thousands, except ratios)
Reconciliation of net income to Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio:
Net income	$102,466	$(50,900)	$37,170	$33,943
Plus:
Loss (gain) on commodity derivative contracts, net	(70,231)	65,757	18,691	11,860
Cash received (paid) to settle commodity derivative contracts, net	5,609	(1,164)	5,651	16,660
Loss (gain) on Deferred Class B unit obligation	(18,855)	6,732	(6,883)	—
Loss (gain) on effect of change in prices on gas imbalances	(254)	(101)	(105)	(576)
Depletion, depreciation and amortization	32,611	30,756	93,203	85,496
Accretion of asset retirement obligations	2,221	2,179	6,534	5,411
Interest expense	11,749	14,449	38,418	35,947
Other income	(279)	(141)	(520)	(1,373)
Income tax expense	274	257	626	93
Non-cash general and administrative expense and acquisition and transaction costs	6,552	2,307	14,257	6,175
Noncontrolling interest	(432)	(564)	(1,243)	(268)

Adjusted EBITDA	$71,431	$69,567	$205,799	$193,368
Less:
Cash interest expense	(13,319)	(13,211)	(38,918)	(34,335)
Estimated maintenance capital expenditures	(18,000)	(18,000)	(54,000)	(51,334)
Distributions to preferred unitholders	(3,500)	(3,500)	(10,500)	(10,500)
Management incentive fee (1)	—	—	—	(2,707)

Distributable Cash Flow	$36,612	$34,856	$102,381	$94,492
Distributions to unitholders (other than holders of preferred units)	$32,107	$32,123	$96,141	$95,935
Distribution Coverage Ratio	1.1x	1.1x	1.1x	1.0x

(1)	The management incentive fee was not applicable to the three and nine months ended September 30, 2014 as a result of the GP Buyout Transaction. The management incentive fee applicable to the three months ended September 30, 2013 was recognized during the three months ended December 31, 2013.

Note: Please see the financial statements and related footnotes in QR Energy’s 10-Q, as filed with the SEC.

Quarterly Report on Form 10-Q

QR Energy’s financial statements and related footnotes will be available in the 10-Q for the quarter ended September 30, 2014, which QR Energy will file with the SEC today. The 10-Q will be available on QR Energy’s Investor Relations website at http://ir.qrenergylp.com or on the SEC website at www.sec.gov.

Additional Information about the Proposed Transactions

In connection with the proposed transactions, Breitburn has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a prospectus of Breitburn and a proxy statement of the Partnership. Each of Breitburn and the Partnership also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus and other relevant documents filed by Breitburn and the Partnership with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Breitburn Investor Relations in writing at 515 S. Flower Street, Suite 4800, Los Angeles, CA, 90071, or via e-mail by using the “Contact Form” located at the Investor Relations tab at www.breitburn.com or by calling (213) 225-0390; or by contacting the Partnership Investor Relations in writing at 1401 McKinney Street, Suite 2400, Houston, TX 77010, or via e-mail at ir@qracq.com or by calling (713) 452-2990.

Participants in the Solicitation

Breitburn and the Partnership and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Breitburn’s directors and executive officers is available in Breitburn’s proxy statement dated April 25, 2014, for its 2014 Annual Meeting of Unitholders. Information about the Partnership’s directors and executive officers is available in the Partnership’s proxy statement dated February 3, 2014, for its Special Meeting of Unitholders held on March 10, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Breitburn or the Partnership using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Cautionary Statement Regarding Forward-Looking Information

This press release contains statements that Breitburn and the Partnership believe to be “forward-looking statements” within the meaning of Section 21E of the Exchange Act. All statements other than historical facts, including, without limitation, statements regarding the expected benefits of the proposed transaction to Breitburn and the Partnership and their unitholders, the anticipated completion of the proposed transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as we “may,” “can,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “believe,” “will” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. It is uncertain whether the events anticipated will occur, or if they do occur what impact they will have on the results of operations and financial condition of Breitburn, the Partnership or of the combined company. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the ability to obtain unitholder approval, court and regulatory approvals of the proposed transaction; the ability to complete the proposed transaction on anticipated terms and timetable; Breitburn’s and the Partnership’s ability to integrate successfully after the transaction and achieve anticipated benefits from the proposed transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Breitburn or the Partnership; declines in oil, NGL or natural gas prices; the level of success in exploitation, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploitation and development expenditures; the ability to obtain sufficient quantities of CO2 necessary to carry out EOR projects; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Breitburn’s credit agreement; ability to generate sufficient cash flows from operations to meet the internally funded portion of any capital expenditures budget; ability to obtain external capital to finance exploitation and development operations and acquisitions; federal, state and local initiatives and efforts relating to the regulation of hydraulic fracturing; the ability to successfully complete potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; failure of properties to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; risks arising out of hedging transactions; and other risks described under the caption “Risk Factors” in Breitburn’s and the Partnership’s Annual Reports on Form 10-K for the period ended December 31, 2013. Breitburn and the Partnership assume no obligation, and disclaim any duty, to update the forward-looking statements in this press release to reflect subsequent events or circumstances.

About QR Energy, LP

QR Energy, LP is a publicly traded partnership engaged in the acquisition, production and development of onshore crude oil and natural gas properties in the United States. QR Energy is headquartered in Houston, Texas. For more information, visit QR Energy’s website at www.qrenergylp.com.

Investor Contacts:

Josh Wannarka

Director of Investor Relations

(713) 452-2990

Cedric W. Burgher

Chief Financial Officer

(713) 452-2200